Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cabot Microelectronic Corporation of our report dated November 13, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Cabot Microelectronic Corporation's Annual Report on Form 10-K for the year ended September 30, 2018.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
June 12, 2019